EXHIBIT 10.6(b)
     AMENDMENT dated as of October 3, 2007, between AMERICAN COLOR GRAPHICS, INC., a New York corporation (the “Company”), and KATHLEEN A. DEKAM (the “Executive”).
     WHEREAS, the Executive entered an employment agreement with the Company dated as of April 19, 2007, as amended (the “Employment Agreement”); and the Company desires to amend the Employment Agreement to provide additional incentives for the Executive to remain in the employ of the Company on the terms and conditions set forth herein, and the Executive desires to continue such employment on the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth and for other good and valuable consideration, the parties hereto agree to amend the Employment Agreement as follows:
     1. In the second sentence of Section 5.1.1, the phrase “within 10 business days after” is amended in its entirety, in both instances, to read “on”.
     IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed and the Executive has hereunto set her hand, as of the day and year first above written.

AMERICAN COLOR GRAPHICS, INC.
By:	/s/ Stephen M. Dyott
	Name:	Stephen M. Dyott
	Title:	Chairman and CEO

EXECUTIVE
/s/ Kathleen A. DeKam
Name: Kathleen A. DeKam

6